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                                                                   EXHIBIT 10.14


                COMMUNITY TRUST FINANCIAL SERVICES CORPORATION
          DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES AND DIRECTORS

          Community Trust Financial Services Corporation ("Company") hereby establishes a Deferred Compensation Plan ("Plan") for Key Employees [as defined by the Administrative Committee of the Deferred Compensation Plan] and members of the Board of Directors ("Board") of the Company and any wholly-owned subsidiaries of the Company, as set forth below:

     1.   Participants. Any Key Employee of the Company or any organization of
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which the Company owns a 100% controlling interest, and any member (a
"Director") of the Board of the Company or any organization of which the Company owns a 100% controlling interest, may elect (the "Election") to become a participant ("Participant") under the Plan by written notice to the Company.

     2.   Deferred Amounts. As specified in the Election, any Participant may
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defer all or any portion of his or her salary, bonus, or incentive compensation as a Key Employee or fees as a Director which are earned for the calendar year commencing after the date of such Election, except that Key Employees or Directors first becoming eligible for the Plan may make an election within 30 days after the effective date of initial eligibility, but only with respect to compensation for services rendered after the date of election. Amounts so deferred shall be held and paid only as hereinafter provided. Any Participant may suspend deferral by written notice to the Company. Following any such suspension, a Key Employee or Director may make a new election first effective with the next calendar year. Any participant may request a transfer of funds between investment options as specified in the Funds Transfer Form. Transfers may not be initiated more than two times in each calendar year.

     3.   Method of Deferral and Distribution.
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          1.   For each Participant electing to participate in the Plan, the
Company shall maintain a deferred money account ("Deferred Money Account") which may periodically be converted into a stock unit account ("Stock Unit Account") and/or a mutual fund account ("Reliance Trust Company Lifestyles Investment Portfolios Account") for each such Participant. Each Participant will be furnished annually with a statement of these accounts.

          2. Deferred Amounts of each Participant shall be credited as a dollar amount to the Participant's Deferred Money Account on the date they otherwise would be payable. The Company shall establish a trust under the provisions of Revenue Procedures 92-64 and 92-65 (the "Trust"), to which amounts credited to the Participants' Deferred Money Accounts shall be contributed. The trustee ("Trustee") of the Trust may, in its discretion from time to time, invest amounts contributed to the Trust in Reliance Trust Company Lifestyles Investment Portfolios mutual funds and/or in shares of the Company's common stock by purchasing such shares through an independent broker in the market where the shares trade. Any shares, including fractional shares, so purchased with funds from a Participant's Deferred Money Account shall be credited to the
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Participant's Reliance Trust Company Lifestyles Investment Portfolios Account or
Stock Unit Account, and the purchase price plus any broker's commissions shall be charged to the Participant's Deferred Money Account. Any cash balance remaining in the Participant's Deferred Money Account after such charge shall be held and invested by the Trustee of the Trust.

          3. Additional credits will be made to each Participant's Deferred Money Account in dollar amounts equal to the cash dividends (or the fair market value of dividends paid in property) the Participant would have received from time to time had he or she been the owner on the record dates with respect thereto of the number of shares of the Company's common stock equal to the number of shares in his or her Stock Unit Account on such dates. In the case of a stock dividend or stock split, additional credits will be made to each Participant's Stock Unit Account of the number of shares equal to the number of shares of the Company's common stock which that Participant would have received had he or she been the owner on the record dates with respect thereto of the number of shares of the Company's common stock equal to the number of shares in his or her Stock Unit Account on such dates. The Company shall also credit to the Participant's Deferred Money Account interest, dividends, capital gains, or other earnings on investment of amounts in a Participant's Deferred Money Account to the extent such amounts are invested other than in shares of the Company's common stock.

     4.   Distribution.
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          1.   Upon the termination of a Participant's services as an employee or Director:

               1. Payment of the balance in his or her Deferred Money Account and Reliance Trust Company Lifestyles Investment Portfolios Account, if any, shall be made to the Participant in cash either as a lump sum or in five annual payments, such election to be made in writing prior to termination of services, and

               2. Payment of the balance in his Stock Unit Account shall be made to the Participant in full shares of common stock of the Company with any fractional shares to be paid in cash based on the market value of the Company's stock at that time. Distribution of stock likewise must be in either a lump sum or in five annual payments, such election to be make in writing prior to termination of services. The election to receive a lump sum or annual payments must be the same for payments made under sections 4.1.1 and 4.1.2.

          2. If a Participant shall cease to be an employee or Director by reason of his or her death or if he or she shall die after becoming entitled to distributions hereunder but prior to receipt of all distributions hereunder, all cash or common stock then distributable hereunder shall be distributed to such beneficiary as such Participant shall designate by an instrument in writing filed with the Company, or in the absence of such designation, to his or her personal representative, or if none is appointed within six months of his or her death, to his or her spouse or, if not then living, to his or her then living descendants, per stirpes.

          3. If a Participant shall incur an Unforeseeable Emergency as determined by the Trustee, Participant may request, and Trustee may make, a distribution of the balance in the Participant's Deferred Money Account and Reliance Trust Company Lifestyles Investment Portfolios Account, if any, and payment of the balance in the Participant's Stock Unit Account, as described in Section D. 1. above. Unforeseeable Emergency shall be defined herein as severe
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financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent [as defined in Internal Revenue Code (S) 152(a)] of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Payment may not be made to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise; by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or by cessation of deferrals under the Plan. Further, withdrawals of amounts because of an Unforeseeable Emergency are permitted only to the extent reasonably needed to satisfy the emergency need

     5.   Participant's Rights Unsecured. The right of any Participant to
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receive a distribution hereunder in common stock of the Company or in cash shall be an unsecured claim against the general assets of the Company. The Deferred Amounts may not be encumbered or assigned by the Participant. Except as otherwise provided in the Trust established in connection herewith, all common stock, mutual funds, and cash held by the Trust shall constitute general assets of the Company and shall be subject to the claims of the Company's creditors in the event of the Company's insolvency as defined in the Trust.

     6.   Amendments to the Plan. The Board of Directors of the Company may
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amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of rights to which he or she would have been entitled if the Plan had been terminated on the effective date of such amendment.

     7.   Termination of Plan. The Board of Directors of the Company may
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terminate the Plan at any time. Upon termination of the Plan, distributions in respect of credits to a Participant's Accounts as of the date of termination shall be made in the manner and at the time heretofore prescribed.

     8.   Expenses. Costs of administration of the Plan will be paid by the
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Company.

     9.   Effective Date. The effective date of this Plan shall be January 1,
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2000.

          IN WITNESS WHEREOF, the Plan has been executed on behalf of the Company on this 14th day of December, 1999.

                                 COMMUNITY TRUST FINANCIAL SERVICES
                                 CORPORATION

(SEAL)                           By: /s/ Ronnie Austin
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                                 Name/Title: Ronnie Austin/ President and CEO

Attest: /s/ Angel Byrd
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Name/Title: Angel Byrd, Secretary